Exhibit 99.1

THE ARC INVESTMENT TRUST

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

INDEPENDENT AUDITOR’S REPORT

To the Trustees of:

The ARC Investment Trust

We have audited the accompanying statement of revenue and certain expenses of The ARC Investment Trust (the “Trust”) for the year ended December 31, 2018 and the related notes to the statement of revenue and certain expenses.

Management’s responsibility for Statement of Revenue and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement or revenue and certain expenses in conformity with U.S. generally accepted accounting principles. This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that our audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the statement of revenue and certain expenses described on Note 1 of the Trust’s statement of revenue and certain expenses for the year ended in conformity with generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the statement of revenue and certain expenses, which describes that the accompanying statement of revenue and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Trust’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 29, 2020

THE ARC INVESTMENT TRUST

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
	(unaudited)
REVENUE:
Rental and Related Income	$897,845	1,168,747
Total Revenues	897,845	1,168,747

CERTAIN EXPENSES:
Repairs and Maintenance	132,725	210,547
Utilities	91,094	127,553
Insurance Expense	35,212	32,355
Real Estate Taxes	65,726	86,182
Management Fees	24,082	36,875
Bad Debt	11,540	15,748
General and Administrative Expense	55,840	75,001
Total Certain Expenses	416,219	584,261

REVENUE IN EXCESS OF CERTAIN EXPENSES	$481,626	$584,486

See accompanying notes to statement of revenue and certain expenses

THE ARC INVESTMENT TRUST

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Basis of Presentation

THE ARC INVESTMENT TRUST (the “Trust”) was formed as a South Carolina Trust.

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations:

●	Depreciation and amortization

●	Interest income and expense

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses have been included.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Business Segments

The Trust operates in one segment and therefore segment information is not presented.

(D) Operating Expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, repairs and maintenance, utilities, insurance and other operating expenses that are expected to continue in the proposed future operations of the properties.

(E) Revenue Recognition

The Trust follows Topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Trust adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Trust considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for the period ended September 30, 2019, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard. The Trust recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Trust has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

(F) Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Trust is currently evaluating the potential impact this standard may have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Trust has evaluated the potential impact this standard may have on the financial statements and determined that it had no impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, “Revenue from Contracts from Customers.” The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. The Trust is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

From time to time, the Trust may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Trust is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3 – CONCENTRATION OF RISK

The Trust’s manufactured housing community is located in South Carolina. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

NOTE 4 – SUBSEQUENT EVENTS

On November 11, 2019, the Trust entered into an asset purchase agreement (“Purchase Agreement”) with MHP Pursuits LLC, pursuant to which MHP Pursuits LLC agreed to purchase all of the assets of the Trust for $6.5 million consisting of $4.9 million in land value and improvements and $1.6 million in manufactured houses and closing cost. On December 20, 2019, closing of the Purchase Agreement was completed.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. Most states and cities, including where the Trust’s properties are located, have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it. The rules and restrictions put in place have had a negative impact on the economy and business activity and may adversely impact the ability of the Trust’ tenants, many of whom may be restricted in their ability to work, to pay their rent as and when due. The impact of the pandemic on the Trust’s business cannot be reasonably estimated at this time but may materially affect its business.

In preparing these financial statements, the Trust has evaluated events and transactions for potential recognition or disclosure through April 29, 2020 the date the financial statements were issued.

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